Exhibit 99.3

Computershare Trust Company, N.A.
P.O. Box 43011
Providence Rhode Island 02940-3011
www.computershare.com/investor

TIME IS CRITICAL. YOUR IMMEDIATE ATTENTION IS NECESSARY. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS.

ELECTION FORM AND LETTER OF TRANSMITTAL

To accompany certificates, if any, of common stock, par value $0.025 per share, of First Menasha Bancshares, Inc.

This Election Form and Letter of Transmittal (the “Election Form”) is being delivered in connection with the Agreement and Plan of Merger, dated November 3, 2016 (as amended from time to time, the “Merger Agreement”), by and between Nicolet Bankshares, Inc. (“Nicolet”) and First Menasha Bancshares, Inc. (“First Menasha”), pursuant to which First Menasha will merge with and into Nicolet (the “Merger”), with Nicolet surviving and the Proxy Statement-Prospectus (File No. 333-215057) of Nicolet and First Menasha filed on February 27, 2017 with the Securities and Exchange Commission (the “Proxy Statement-Prospectus”). This Election Form permits you to make an election as to the type of consideration (cash and/or Nicolet stock) that you wish to receive in connection with the Merger. This Election Form may be used to make an election only with respect to certain shares of First Menasha common stock that you hold, as listed below. You may receive additional Election Forms with respect to shares of First Menasha common stock held by you in another name or in another manner. The deadline for submitting this Election Form is 5:00 p.m. Eastern Time on April 21, 2017, the fifth business day prior to the completion of the Merger (the “Election Deadline”), unless extended. You are encouraged to return your Election Form as soon as possible. If the Election Deadline is extended, Nicolet and First Menasha will promptly announce such delay and, when determined, the rescheduled Election Deadline. To be effective, this Election Form must be RECEIVED by Computershare, the Exchange Agent, no later than 5:00 pm, Eastern Time, on the date of the Election Deadline and, with respect to certificated shares, together with the certificate(s) representing all shares of First Menasha common stock to which this Election Form relates. Any shares held beneficially, including through The Depository Trust Company (“DTC”), must be submitted by your broker, bank or other nominee, and may be subject to an earlier deadline. You bear the risk of ensuring proper and timely delivery.

Your First Menasha Stock Certificates:

Please locate and surrender the listed certificates.

Certificate Numbers	Shares	Certificate Numbers	Shares

+

+

Complete a box below to make an election. It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, all elections are subject to the approval by First Menasha shareholders of the proposal to adopt the Merger Agreement, pursuant to which First Menasha shareholders would be entitled to receive, at the holder's election, $131.50 in cash (the “cash consideration”) or 3.411 shares (the “exchange ratio”) of Nicolet common stock (the “stock consideration” and, together with the cash consideration, the “merger consideration”) in exchange for each share of First Menasha common stock, which will result, in those circumstances and subject to those conditions, in First Menasha merging with and into Nicolet (the “merger consideration proposal”), as well as subject to the allocation and proration provisions in the Merger Agreement, which are designed to ensure that, on an aggregate basis, the total number of shares of First Menasha common stock that will be converted into the cash consideration shall be no less than 146,800 and no more than 234,900, with the remaining outstanding shares of First Menasha common stock being converted into the stock consideration. Therefore, there is no assurance that you will receive your election choices. In the event the merger consideration becomes payable, the allocation of the merger consideration will be made in accordance with the allocation and proration procedures set forth in the Merger Agreement. For a detailed description of the proration mechanism, please refer to the Proxy Statement-Prospectus filed in connection with the transaction.

The exchange ratio will fluctuate under certain circumstances. In the event that the Nicolet Common Stock Price, as defined in the Merger Agreement and below, is greater than $43.55, the exchange ratio would become floating at the quotient of $148.55 divided by the Nicolet Common Stock Price. In the event that the Nicolet Common Stock Price is less than $33.55, the exchange ratio would become floating at the quotient of $114.44 divided by the Nicolet Common Stock Price. As a result of these adjustments to the exchange ratio, the value of the stock consideration received per share of First Menasha common stock will not be greater than $148.55 per share or less than $114.44 per share. The Merger Agreement defines “Nicolet Common Stock Price” as the volume weighted average closing price of Nicolet common stock on the NASDAQ Capital Market over the twenty trading day period ending on the third trading day prior to the date the Merger is consummated. If the Nicolet Common Stock Price were to be equal to $____, the last closing price of Nicolet common stock prior to the printing of this Election Form, the exchange ratio would be adjusted to ___ shares. The Nicolet Common Stock Price will not be determinable prior to the Election Deadline. Accordingly, you should consider the potential impact of an adjustment to the exchange ratio when making your election.

ELECTION OPTIONS

I hereby elect to receive the following as consideration for my shares of First Menasha common stock to which this Election Form relates, subject to proration, as calculated in accordance with the Merger Agreement (MARK ONLY ONE BOX):

ALL STOCK ELECTION (The number shares of Nicolet common stock equal to the exchange ratio (plus cash in lieu of any fractional shares) for EACH share of First Menasha common stock (the “stock consideration”))

☐	Mark this box to elect to make a stock election with respect to ALL of your First Menasha common stock.

ALL CASH ELECTION ($131.50 cash for EACH share of First Menasha common stock (the “cash consideration”))

☐	Mark this box to elect to make a cash election with respect to ALL of your First Menasha common stock.

MIXED ELECTION (Stock consideration for some of your shares of First Menasha common stock and cash consideration for the remainder of your shares of First Menasha common stock)

☐	Mark this box to elect to make a stock election with respect to a portion of your First Menasha common stock (the number of shares of Nicolet common stock equal to the exchange ratio plus cash in lieu of any fractional shares for each such share of First Menasha common stock) and a cash election with respect to the remainder of your First Menasha common stock ($131.50 cash for each such share of First Menasha common stock). Please fill in the blank to the right to designate the number of whole shares of First Menasha common stock that you want converted into the right to receive stock consideration.

NO ELECTION (No preference with respect to the receipt of Nicolet common stock, cash or a combination of stock and cash)

☐	Mark this box to make no election with respect to your First Menasha common stock.

You will be deemed to have made a “NO ELECTION” if:

A.	A properly completed Election Form together with your stock certificate(s), if any, confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, is not actually received by the Exchange Agent on or before the Election Deadline;

B.	You properly and timely submit an Election Form together with a Notice of Guaranteed Delivery, but you fail to submit or the Exchange Agent fails to actually receive your stock certificate(s) by 5:00 p.m., Eastern Time, on the third trading day after the Election Deadline;

C.	You properly and timely revoke a prior election without properly and timely making a new election; or

D.	You check the “No Election” box above.

IMPORTANT: In the event the merger consideration becomes payable, elections will be subject to proration in accordance with the Merger Agreement. No guarantee can be made that you will receive the amount of cash consideration or stock consideration that you elect. If and to the extent that you receive Nicolet common stock as merger consideration, the value of the merger consideration you receive will depend on the price of Nicolet common stock after the time you make your election. In addition, the exchange ratio is subject to adjustment. No guarantee can be made as to the value of the stock consideration received relative to the value of the First Menasha common shares being exchanged.

The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above described shares of First Menasha common stock and that, when accepted for exchange by Nicolet, Nicolet will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange shares of First Menasha common stock, including any certificates representing such shares together with accompanying evidence of transfer and authenticity, for shares of Nicolet common stock or cash, as set forth under “Election Options” above and as further set forth in the Merger Agreement. The undersigned acknowledges that the undersigned may not be able to trade such shares after this election has been validly made, unless and until the undersigned revokes this election. Delivery of any enclosed certificate(s) shall be effected, and the risk of loss to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent, and title shall pass only following the effectiveness of the Merger. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent

Sign and provide your tax ID number on the IRS Form W-9 provided herein (or the appropriate IRS Form W-8 if you are a non-U.S. shareholder, a copy of which can be obtained at www.irs.gov). See Instruction B.4.

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s) or the electronic book-entry account. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation, or other person acting in a fiduciary or representative capacity, please set forth full title. See Instructions B.1, B.2, B.5 and B.8.

Signature of owner	Signature of co-owner, if any	Area Code/Phone Number

MEDALLION SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction B.8. Required only if Special Payment and Delivery Form is completed.

Authorized Signature	Name of Firm

Address of Firm - Please Print

SPECIAL PAYMENT AND DELIVERY FORM

The merger consideration will be issued in the name and address provided on the Election Form unless instructions are given in the boxes below.

Special Payment and Issuance Instructions

(See Instructions B.1, B.2 and B.8)

To be completed ONLY if the merger consideration is to be issued in the name of someone other than the current registered holder(s) as stated on the front page of the Election Form.

Special Delivery Instructions

(See Instructions B.5 and B.8)

To be completed ONLY if the merger consideration is to be delivered to someone other than the current registered holder(s) or delivered to an address that is different than the address listed on the front page of the Election Form.

Name(s):		Name(s):
	(Please Print)		(Please Print)

Address:		Address:

Telephone Number:		Telephone Number:

Taxpayer Identification Number:		Taxpayer Identification Number:

TAXPAYER INFORMATION AND OPTIONAL ALLOCATION ELECTION

Please complete and submit the Internal Revenue Service (the “IRS”) Form W-9 provided below or complete and submit the appropriate IRS Form W-8, as applicable, which may be obtained from the Exchange Agent or the IRS website at www.irs.gov.

Form W-9 (Rev. December 2014) Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number and Certification Give Form to the requester. Do not send to the IRS. 1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank. 2 Business name/disregarded entity name, if different from above 3 Check appropriate box for federal tax classification; check only one of the following seven boxes: Individual/sole proprietor or C Corporation S Corporation Partnership Trust/estate single-member LLC Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner. Other (see instructions) 4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3): Exempt payee code (if any) Exemption from FATCA reporting code (if any) (Applies to accounts maintained outside the U.S.) 5 Address (number, street, and apt. or suite no.) 6 City, state, and ZIP code 7 List account number(s) here (optional) Requester’s name and address (optional) Print or type See Specific Instruction on Page 2. Part I Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3. Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter. Social security number or Employer identification number Part II Certification Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and 3. I am a U.S. citizen or other U.S. person (defined below); and 4 The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3. Sign Here Signature of U.S. person Date General Instructions Section references are to the Internal Revenue Code unless otherwise noted. Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at www.irs.gov/fw9. Purpose of Form An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following: • Form 1099-INT (interest earned or paid) • Form 1099- DIV (dividends, including those from stocks or mutual funds) • Form 1099-MISC (various types of income, prizes, awards, or gross proceeds) • Form 1099-B (stock or mutual fund sales and certain other transactions by brokers) • Form 1099-S (proceeds from real estate transactions) • Form 1099-K (merchant card and third party network transactions) • Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition) • Form 1099-C (canceled debt) • Form 1099-A (acquisition or abandonment of secured property) Use Form W-9 only if you ate a U.S. person (including a resident alien), to provide your correct TIN. If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2. By signing the filled-out form, you: 1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued), 2. Certify that you are not subject to backup withholding, or 3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and 4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting? on page 2 for further information. Cat. No. 10231X Form W-9 (Rev. 12-2014)

Form W-9 (Rev. 12-2014) Page 2 Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9. Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are: • An individual who is a U.S. citizen or U.S. resident alien; • A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States; • An estate (other than a foreign estate); or • A domestic trust (as defined in Regulations section 301.7701-7). Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income. In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States: • In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity; • In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and • In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust. Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (sec Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities). Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes. If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items: 1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien. 2. The treaty article addressing the income. 3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions. 4. The type and amount of income that qualifies for the exemption from tax. 5. Sufficient facts to justify the exemption from tax under the terms of the treaty article. Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption. If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233. Backup Withholding What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding. You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return. Payments you receive will be subject to backup withholding if: 1. You do not furnish your TIN to the requester, 2. You do not certify your TIN when required (see the Part II instructions on page 3 for details). 3. The IRS tells the requester that you furnished an incorrect TIN, 4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or 5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only). Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information. Also see Special rules for partnerships above. What is FATCA reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United Slates persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information. Updating Your Information You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies. Penalties Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty. Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties. Specific Instructions Line 1 You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return. If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name. Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application. b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2. c. Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation. Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2. d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2. e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. the name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, “Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Form W-9 (Rev. 12-2014) Page 3 Line 2 If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2. Line 3 Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3. Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the “Limited Liability Company” box and enter “P” in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the “Limited Liability Company” box and in the space provided enter “C” for C corporation or “S” for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the “Limited Liability Company” box; instead check the first box in line 3 “Individual/sole proprietor or single-member LLC.” Line 4, Exemptions If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you. Exempt payee code. • Generally, individuals (including sole proprietors) are not exempt from backup withholding. • Except as provided below, corporations are exempt from backup withholding tor certain payments, including interest and dividends. • Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions. • Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC. The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4. 1 —An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2) 2 — The United States or any of its agencies or instrumentalities 3 — A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities 4 — A foreign government or any of its political subdivisions, agencies, or instrumentalities 5 — A corporation 6 — A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession 7 — A futures commission merchant registered with the Commodity Futures Trading Commission 8 — A real estate investment trust 9 — An entity registered at all times during the tax year under the Investment Company Act of 1940 10 — A common trust fund operated by a bank under section 584(a) 11 — A financial institution 12 — A middleman known in the investment community as a nominee or custodian 13 — A trust exempt from tax under section 664 or described in section 4947 The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13. IF the payment is for THEN the payment is exempt for Interest and dividend payments All exempt payees except for 7 Broker transactions Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012. Barter exchange transactions and patronage dividends Exempt payees 1 through 4 Payments over $600 required to be reported and direct sales over $5,0001 Generally, exempt payees 1 through 52 Payments made in settlement of payment card or third party network transactions Exempt payees 1 through 4 1 See Form 1099 MISC, Miscellaneous Income, and its instructions. 2 However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency. Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code. A — An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37) B — The United States or any of its agencies or instrumentalities C — A state, the District of Columbia, a U.S. commonwealth of possession, or any of their political subdivisions or instrumentalities D — A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i) E —A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i) F —A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state G — A real estate investment trust H — A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940 I — A common trust fund as defined in section 584(a) J — A bank as defined in section 581 K — A broker L — A trust exempt from tax under section 664 or described in section 4947(a)(1) M — A tax exempt trust under a section 403(b) plan or section 457(g) plan Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed. Line 5 Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. Line 6 Enter your city, state, and ZIP code. Part I. Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below. If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN. If you are a single member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on this page), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN. Note. See the chart on page 4 for further clarification of name and TIN combinations. How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4. Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676). If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester. Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon. Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Form W-9 (Rev. 12-2014) Page 4 Part II. Certification To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise. For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code earlier. Signature requirements. Complete the certification as indicated in items 1 through 5 below. 1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification. 2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form. 3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification. 4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills tor merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations). 5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification. What Name and Number To Give the Requester For this type of account: Give name and SSN of: 1. Individual The individual 2. Two or more individuals (joint The actual owner of the account or, account) if combined funds, the first individual on the account1 3. Custodian account of a minor (Uniform Gift to Minors Act) The minor2 4. a. The usual revocable savings trust (grantor is also trustee) The grantor-trustee1 b. So-called trust account that is not a legal or valid trust under state law The actual owner1 5. Sole proprietorship or disregarded entity owned by an individual The owner3 6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671 4(b)(2)(i) (A)) The grantor* For this type of account: Give name and EIN of: 7. Disregarded entity not owned by an individual The owner 8. A valid trust, estate, or pension trust Legal entity4 9. Corporation or LLC electing corporate status on Form 8832 or Form 2553 The corporation 10. Association, club, religious, charitable, educational, or other tax exempt organization The organization 11. Partnership or multi-member LLC The partnership 12. A broker or registered nominee The broker or nominee 13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments The public entity 14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B)) The trust 1List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished. 2 Circle the minor's name and furnish the minor's SSN. 3You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN. 4List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 2. *Note. Grantor also must provide a Form W-9 to trustee of trust. Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed. Secure Your Tax Records from Identity Theft Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund. To reduce your risk: • Protect your SSN, • Ensure your employer is protecting your SSN, and • Be careful when choosing a tax preparer. If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter. If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS identity Theft Hotline at 1-800-908-4490 or submit Form 14039. For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance. Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059. Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft. The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts. If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-ID THEFT (1-877-438-4338). Visit IRS.gov to learn more about identity theft and how to reduce your risk. Privacy Act Notice Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you: mortgage interest you paid: the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

FREQUENTLY ASKED QUESTIONS

1. Why have I been sent the Election Form and Letter of Transmittal?

On November 3, 2016, First Menasha Bancshares, Inc. (“First Menasha”) entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) with Nicolet Bankshares, Inc. (“Nicolet”) providing for the acquisition of First Menasha by Nicolet. Under the terms of the Merger Agreement, First Menasha will merge with and into Nicolet (the “Merger”).

At the effective time of the Merger, each share of First Menasha common stock, $0.025 par value per share (“First Menasha common stock”), issued and outstanding immediately prior to the completion of the Merger (including shares of restricted stock, but excluding treasury shares, shares held directly or indirectly by Nicolet (other than in a fiduciary capacity or in connection with debts previously contracted) and dissenting shares; all such shares are referred to herein as the “cancelled shares”) will be converted into the right to receive, at the holder’s election and subject to the proration procedures set forth in the Merger Agreement, one of the following:

•	3.411 shares (the “exchange ratio”) of Nicolet common stock, subject to adjustment as discussed below (plus cash in lieu of any fractional shares) (the “stock consideration”) or
•	$131.50 in cash (the “cash consideration” and, together with the stock consideration, the “merger consideration”).

Holders of the shares of First Menasha common stock who elect to receive the stock consideration (the “stock election”) or the cash consideration (the “cash election”) are subject to the approval by First Menasha shareholders of the proposal to adopt the Merger Agreement, pursuant to which First Menasha shareholders would be entitled to receive, at the holder's election, the cash consideration or the stock consideration in exchange for each share of First Menasha common stock, which will result, in those circumstances and subject to those conditions, in First Menasha merging with and into Nicolet (the “merger consideration proposal”), as well as subject to the proration procedures set forth in the Merger Agreement (and as described in the Proxy Statement-Prospectus), and, accordingly, you may not receive the full amount of cash consideration or stock consideration that you elect.

The exchange ratio will fluctuate under certain circumstances. In the event that the Nicolet Common Stock Price, as defined in the Merger Agreement and below, is greater than $43.55, the exchange ratio would become floating at the quotient of  $148.55 divided by the Nicolet Common Stock Price. In the event that the Nicolet Common Stock Price is less than $33.55, the exchange ratio would become floating at the quotient of  $114.44 divided by the Nicolet Common Stock Price. As a result of these adjustments to the exchange ratio, the value of the stock consideration received per share of First Menasha common stock will not be greater than $148.55 per share or less than $114.44 per share. The Merger Agreement defines “Nicolet Common Stock Price” as the volume weighted average closing price of Nicolet common stock on the NASDAQ Capital Market over the twenty trading day period ending on the third trading day prior to the date the Merger is consummated. The Nicolet Common Stock Price will not be determinable prior to the Election Deadline. If the Nicolet Common Stock Price were to be equal to $____, the last closing price of Nicolet common stock prior to the printing of this Election Form, the exchange ratio would be adjusted to ___ shares. Accordingly, you should consider the potential impact of an adjustment to the exchange ratio when making your election.

For a full discussion of the Merger and the effect of your election, see the Merger Agreement and the Proxy Statement-Prospectus (File No. 333-215057) that has been filed with the SEC by Nicolet and mailed to First Menasha shareholders (including annexes thereto and documents incorporated therein by reference) (the “Proxy Statement- Prospectus”). Before making your election, you are encouraged to read carefully these instructions, the entire Merger Agreement and the Proxy Statement-Prospectus.

You are able to obtain free copies of the Proxy Statement-Prospectus and other documents filed with the Securities and Exchange Commission (the “SEC”) by Nicolet through the website maintained by the SEC at www.sec.gov or Nicolet’s website at www.nicoletbank.com. The information contained in the Proxy Statement-Prospectus is current as of February 23, 2017, and does not reflect subsequent developments. However, the Proxy Statement-Prospectus incorporates by reference subsequent filings with the SEC by Nicolet. You should rely only on the information contained or expressly incorporated by reference in the Proxy Statement-Prospectus as well as these instructions and related materials. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in those documents.

If you have any questions regarding the election materials, please contact Michael Boettcher at (920) 729-6944 .

The Election Form and Letter of Transmittal (the “Election Form”) is to be used to make an election with respect to the type of merger consideration you would like to receive in connection with the Merger. Your submission of the

Election Form does not constitute a vote for the approval of the merger consideration proposal. You may submit an Election Form even if you have voted, or plan on voting, against the approval of the merger consideration proposal. In order to vote your shares of First Menasha common stock for or against the approval of the merger consideration proposal, you must follow the instructions for voting described in the Proxy Statement-Prospectus and the accompanying proxy materials. If the Merger Agreement is not adopted pursuant to the merger consideration proposal by the requisite vote of First Menasha shareholders, or if the Merger Agreement is terminated for any other reason, you will not be entitled to any merger consideration and the Election Form will be void and of no effect.

If you own shares of First Menasha common stock in “street name” or through a bank, broker or other nominee, you will need to make your election through that broker, bank or other nominee. You should promptly contact such bank, broker or other nominee and follow their instructions as to the procedures and timing for making elections and exchanging your shares of First Menasha common stock. Note that these instructions may require that you deliver all documentation to the bank, broker or other nominee several days in advance of the Election Deadline, which Election Deadline is currently anticipated to be 5:00 p.m., Eastern Time, on April 21, 2017, the fifth business day prior to the completion of the Merger, unless extended (such date, as it may be so extended, the “Election Deadline”), to enable them to deliver the forms in turn to Computershare, the Exchange Agent, in a timely manner. If the Election Deadline is delayed, Nicolet and First Menasha will promptly announce such delay and, when determined, the rescheduled Election Deadline.

2. What is the Election Form? [For Registered Holders]

The enclosed Election Form does two things. First, it lets us know your preferred form of payment for your shares of First Menasha common stock, in the event the merger consideration becomes payable. Second, if you hold your shares of First Menasha common stock in certificated form, it allows you to surrender your First Menasha stock certificate(s) in order to receive payment for the shares of First Menasha common stock you own. If you own your shares of First Menasha common stock in electronic, book-entry form, you do not need to include any First Menasha stock certificate(s) and simply need to return the completed Election Form.

The Election Form is to be completed, submitted to and received by the Exchange Agent prior to the Election Deadline by First Menasha shareholders desiring to make an election. In the event the merger consideration becomes payable and you do not return a properly completed Election Form by the Election Deadline, your shares of First Menasha common stock will be considered “Non-Election Shares” and will be converted into the right to receive the stock consideration or the cash consideration according to the allocation procedures specified in the Merger Agreement. Generally, in the event one form of merger consideration (stock consideration or cash consideration) is undersubscribed in the Merger, shares of First Menasha common stock for which no election has been validly made will be allocated to that form of undersubscribed merger consideration before any shares of First Menasha common stock electing the oversubscribed form will be switched to the undersubscribed merger consideration pursuant to the proration procedures. Accordingly, while electing one form of merger consideration will not guarantee you will receive that form of merger consideration for all of your shares of First Menasha common stock, shares for which an election has been timely returned will generally have a priority over Non-Election Shares in the event proration is necessary.

3. How do I complete the Election Form? [For Registered Holders]

The Election Form is divided into separate sections. Instructions for completing each section are set forth in the Election Form, where applicable. Please note that if your shares are held jointly, signatures of both owners are required.

By signing the Election Form, you agree to surrender your First Menasha common stock for exchange, you confirm that your Taxpayer Identification Number (“TIN”) is correctly stated on the Election Form, and you confirm that you have complied with all the requirements as stated in the instructions.

Please see Question 17 for important information concerning the transmittal of your Election Form and stock certificate(s) (if applicable) to the Exchange Agent.

4. When is my Election Form and Letter of Transmittal due?

It is critical to note that Election Forms must be RECEIVED by the Exchange Agent no later than 5:00 p.m., Eastern Time, on April 21, 2017, the Election Deadline of. If the Election Deadline is delayed, Nicolet and First Menasha will promptly announce such delay.

5. How do I make an election if I hold my shares in “street name” or through a bank, broker or other nominee?

If you hold your shares of First Menasha common stock in “street name” or through a bank, broker or other nominee, you will need to make your election through that broker, bank or other nominee. You should promptly contact such bank, broker or other nominee and follow their instructions as to the procedures and timing for making elections and exchanging your shares of First Menasha common stock. An election will not be made on your behalf absent your instructions. You may be subject to an earlier deadline for making your election due to the time needed for these third parties to comply with their own internal procedures. Please contact your bank, broker or other nominee with any questions. It is critical to note that Election Forms must be RECEIVED by the Exchange Agent no later than 5:00 p.m., Eastern Time, on the Election Deadline. Neither First Menasha, Nicolet nor the Exchange Agent will be responsible for the consequences of any failure by you or any third party to act on a timely basis to transmit or process your Election Form and any related documents.

6. What if I do not send an Election Form, it is not received or I miss the Election Deadline?

If you do not make a valid election with respect to any First Menasha shares you own and the merger consideration becomes payable, your shares of First Menasha common stock will be considered Non-Election Shares and will be converted into the right to receive the stock consideration or the cash consideration according to the allocation and proration procedures specified in the Merger Agreement. I n the event the merger consideration becomes payable and proration is necessary due to oversubscription of the cash election or stock election, the Non-Election Shares will be deprioritized over the shares for which an election has been properly and timely returned.

You will be deemed to have not made a valid election if:

•	you select the “No Election” box on the Election Form;
•	a properly completed Election Form (together with any stock certificate(s), confirmation of book-entry shares or Notice of Guaranteed Delivery representing such shares) is not submitted and actually received by the Exchange Agent by the Election Deadline;
•	you properly and timely submit and Election Form together with a Notice of Guaranteed Delivery, but you fail to submit or the Exchange Agent fails to actually receive your stock certificate(s) by 5:00 p.m., Eastern Time, on the third trading day after the Election Deadline; or
•	you properly and timely revoke a prior election without making a new election prior to the Election Deadline.

You bear the risk of proper and timely delivery.

7. I have received more than one set of election materials related to the Merger Agreement in connection with the election. Do I need to complete them all?

Yes, if you own stock in more than one manner, or you own stock in more than one name, you need to complete a separate Election Form for each manner of ownership of stock. For example, you may have shares registered directly with First Menasha; you may own First Menasha shares through a third party, such as a broker; or you may own shares in both single name and joint name. Each set of election materials you receive is specific to the manner in which you hold your shares of First Menasha common stock. Failure to properly complete an Election Form means that no election will be made with respect to the shares to which that Election Form applies and you will be deemed to have not made a valid election with respect to such shares, with the consequence that such shares will be converted into the right to receive the stock consideration or the cash consideration according to the allocation procedures specified in the Merger. See question 6 above.

8. Can I change or revoke my election after the Election Form has been submitted?

Yes. You may change or revoke your election at any time prior to the Election Deadline. You may change your election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is actually received by the Exchange Agent prior to the Election Deadline. Such notice must specify the person in whose name the election to be revoked has been submitted, the name of the registered holder thereof and the numbers shown on the stock certificate(s) or book-entry transfer representing the shares subject to the election being revoked. In the event that an Election Form is revoked, the shares of First Menasha common stock as to which an election was made in such Election Form will be treated as shares in respect of which no election has been made, except to the extent a subsequent election is properly made by the holder of such shares and actually received by the Exchange Agent prior to the Election Deadline.

If you revoke your election, you may subsequently submit a new election prior to the Election Deadline for shares you own as of the date of submission of such new Election Form. Such Election Form must be received by the Exchange

Agent prior to the Election Deadline and must otherwise comply with, and will be subject to the terms and conditions of, the Election Form (except in relation to the delivery of previously-delivered stock certificate(s) or confirmation of delivery of shares in book-entry form representing surrendered First Menasha shares or a previously-delivered Notice of Guaranteed Delivery). You cannot revoke or change your election after the Election Deadline.

If you instructed a bank, broker or other nominee to submit an election for your shares, you must follow the directions of your bank, broker or other nominee for changing those instructions.

9. Can I transfer my First Menasha shares after the Election Form has been submitted?

If you own your shares of record (and not through a bank, broker or other nominee), you may not be able to trade your shares after an election has been validly made, unless and until you revoke your election. After an election has been validly made, such election should be revoked prior to any subsequent transfer of the shares of First Menasha common stock as to which such election relates. Any purchaser of your shares would therefore acquire shares as to which no election had been made, and would have to make a new election as to those shares.

10. Am I guaranteed to receive what I ask for on the Election Form?

No. Your election is subject to the approval by First Menasha shareholders of the merger consideration proposal and subject to proration in accordance with the Merger Agreement. In particular, all elections are subject to the allocation and proration provisions in the Merger Agreement, which are designed to ensure that, on an aggregate basis, the total number of shares of First Menasha common stock that will be converted into the cash consideration shall be no less than 146,800 and no more than 234,900, with the remaining outstanding shares of First Menasha common stock being converted into the stock consideration. After the Election Deadline, the Exchange Agent will calculate the amount of cash and shares of Nicolet common stock to be distributed to each First Menasha shareholder, based on all valid elections received and in accordance with such proration procedures (as further set forth in the Merger Agreement and described in the Proxy Statement-Prospectus).

No guarantee can be made that you will receive the amount of cash consideration or stock consideration that you elect. If and to the extent that you receive Nicolet common stock as merger consideration, the value of the merger consideration you receive will depend on the price of Nicolet common stock at the closing of the Merger, which will be after the time you make your election. In addition, the exchange ratio is subject to adjustment under certain circumstances. You should obtain current stock price quotations for Nicolet common stock before you elect your preferred form of merger consideration. Nicolet common stock is traded on the Nasdaq Capital Market under the symbol “NCBS.” No guarantee can be made as to the value of the consideration received relative to the value of the First Menasha common shares being exchanged. Neither First Menasha nor Nicolet is making any recommendation as to whether First Menasha shareholders should elect to receive cash, Nicolet common stock or a combination thereof in the Merger. Each First Menasha shareholder must make his or her own decision with respect to such election.

11. Will I receive any fractional shares?

No. Fractional shares of Nicolet common stock will not be issued in connection with the Merger. If the aggregate number of shares of Nicolet common stock that you are otherwise entitled to receive as part of the merger consideration includes a fraction of a share of Nicolet common stock, you will receive cash in lieu of such fractional share.

12. How long will it take to receive the merger consideration after the Merger is completed? [For Registered Holders]

After the effective time of the Merger, which is currently expected to occur on April 28, 2017, upon the surrender of your shares in accordance with and accompanied by the Election Form, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Exchange Agent, you will receive from the Exchange Agent, within five business days following the effective time of the Merger, the merger consideration you are entitled to receive under the Merger Agreement, an amount in cash equal to the fractional share consideration resulting from the rounding down of any shares of Nicolet common stock that otherwise would have been issuable as merger consideration and any applicable dividends or distributions with respect to Nicolet common stock having a record date after the effective time of the Merger and a distribution date prior to the date that you have surrendered your shares.

The date that you will receive your merger consideration depends on the completion date of the Merger, which, although currently expected to occur on April 28, 2017, is subject to change. The completion date of the Merger might be later than expected due to unforeseen events, such as delays in obtaining regulatory approvals.

13. Should my signature on the Election Form be guaranteed? [For Registered Holders]

No signature guarantee is required on the Election Form if: (i)(a) the Election Form is signed by the registered holder(s) (including any participant in the book-entry transfer facility’s systems whose name appears on a security position listing as the owner of such shares) of shares surrendered with the Election Form and (b) such registered holder has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment and Issuance Instructions” on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form; or (ii) such shares are surrendered for the account of a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”). In all other cases, all signatures must be guaranteed by an Eligible Institution.

14. What if I want to submit special payment and issuance instructions?

If the merger consideration is to be payable or shares of Nicolet common stock are to be issued to the order of or registered in other than exactly the name(s) that appears(s) on the Election Form, the signature(s) on the Election Form must be guaranteed by an Eligible Institution, and any certificate(s) representing such shares must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) must also be guaranteed by an Eligible Institution. Please also complete the box entitled “Special Payment and Issuance Instructions” on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form.

It will be a condition to the issuance of any check or shares of Nicolet common stock in any name(s) other than the name(s) in which the shares of First Menasha common stock is (are) registered that the person(s) requesting the issuance of such check or shares of Nicolet common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

15. What if I want the merger consideration delivered to a different address?

If the merger consideration is to be delivered to another address than that set forth next to the signature of the registered holder(s), indicate the address in the box entitled “Special Delivery Instructions” on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form. If the section entitled “Special Delivery Instructions” is completed, then signatures on the Election Form must be guaranteed by a firm that is an Eligible Institution.

16. What if I cannot locate my stock certificate(s)? [For Registered Holders]

For any election to be effective, the Election Form must be accompanied by stock certificate(s) or confirmation of delivery in book-entry form (unless delivery of such certificate(s) is guaranteed as described below) representing the shares of First Menasha common stock in exchange for which you are electing to receive shares of Nicolet common stock or cash in the Merger and which are currently held by you no later than the Election Deadline. Persons to whom stock certificate(s) or confirmations of delivery of shares in book-entry form are not immediately available also may make an election by completing the Election Form and submitting it to the Exchange Agent by the Election Deadline, and by having the Notice of Guaranteed Delivery properly completed and duly executed by an Eligible Institution (as defined in Instruction B.8 below) (subject to the condition that the stock certificate(s) or confirmation of book-entry delivery, the delivery of which is guaranteed by such completion and due execution, is in fact delivered to the Exchange Agent no later than 5:00 p.m., Eastern Time, on the third business day after the Election Deadline (the “Guaranteed Delivery Deadline”)). Stock certificate(s) or shares delivered in book-entry form that are received after the Guaranteed Delivery Deadline will be deemed Non-Election shares for purposes of the proration and allocation.

You may be unable to receive any merger consideration with respect to such stock certificate(s) or shares until such time as the stock certificate(s) or shares are delivered to the Exchange Agent. If your certificate(s) representing shares of First Menasha common stock has (have) been lost, stolen, mutilated or destroyed, contact First Menasha’s transfer agent, American Stock Transfer & Trust Company, at (800) 937-5449 as soon as possible and, in any event, prior to submitting the Election Form. You may be required to complete certain additional documentation and file it with the Exchange Agent. An Election Form and related documents cannot be processed until the procedures for replacing lost, stolen, mutilated or destroyed certificate(s) have been followed.

17. How should I send in my signed documents and stock certificate(s)?

When completed, your election materials may be sent to the Exchange Agent at one of the addresses provided below along with your stock certificate(s) (if applicable) so that you can make your election to receive either shares Nicolet common stock, cash or a combination of Nicolet common stock and cash. Note that if you own shares of First Menasha common stock in “street name” or through a bank, broker or other nominee, you may receive instructions from your bank, broker or other nominee to return the materials to them rather than the Exchange Agent.

If you hold your First Menasha shares in certificated form, you should include your First Menasha stock certificate(s) with your completed Election Form. Do not sign the back of your stock certificate(s). If you hold your First Menasha shares in electronic, book-entry form, you do not need to include any stock certificate(s) with your completed Election Form.

Please ensure sufficient time so that the election materials and stock certificate(s) (if applicable) are actually received by the Exchange Agent on or prior to the Election Deadline. You are solely responsible for delivery of the election materials and any other required documents to the Exchange Agent. Delivery of the election materials to an address other than as set forth below will not constitute a valid delivery to the Exchange Agent.

If delivering by first-class mail:	If delivering by certified mail, overnight mail or courier:

Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporation Actions
P.O. Box 43011	Suite V
Providence, RI 02940-3011	250 Royall Street
Canton, MA 02021
FACSIMILE: (617) 360-6810
CONFIRM: (781) 575-2332

Do not send your election materials to Nicolet or First Menasha because they will not be forwarded to the Exchange Agent and your election will be invalid. The method of delivery is at the option and risk of the electing shareholder. If you are mailing your stock certificate(s), we recommend that you make copies of your stock certificate(s) and completed Election Form. We also recommend sending your stock certificate(s) by courier or by registered mail, appropriately insured, with return receipt requested. Delivery shall be effected, and risk of loss will pass, only upon proper delivery of the stock certificate(s) to the Exchange Agent, and title shall pass only following the effectiveness of the Merger.

If the Election Form is signed by the registered holder(s) of the shares surrendered, the signature(s) must correspond exactly with the name(s) as written on the face of the stock certificate(s) surrendered or book-entry account unless the shares of First Menasha common stock described on the Election Form have been assigned by the registered holder(s), in which event the Election Form must be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the stock certificate(s) or book-entry account. If any of the shares surrendered are owned by two or more joint owners, all such owners must sign the Election Form exactly as written on the face of the stock certificate(s). If the Election Form is signed by a person other than the registered owner of the stock certificate(s) listed, the stock certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the stock certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on the Election Form must be guaranteed by an Eligible Institution. If the Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with the Election Form. The stock certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered National Securities Exchange or of the FINRA or is a commercial bank or trust company in the United States.

18. Am I required to submit any tax forms?

Under United States federal income tax law, United States Holders (as defined below) of First Menasha common stock who are receiving any cash consideration in connection with the Merger are required to provide their current TIN. If such holder is an individual, the TIN is his or her social security number. If the holder does not provide the correct TIN or an adequate basis for an exemption, the holder may be subject to a penalty imposed by the IRS, and any cash consideration such holder receives in the Merger may be subject to backup withholding at the applicable rate (currently 28%). To prevent backup withholding, the holder is required to complete the IRS Form W-9 included on the Election Form and certify under penalties of perjury that the TIN provided on the IRS Form W-9 is correct. Due to the merger consideration proration mechanism, as set forth in the Merger Agreement and Proxy Statement-Prospectus, holders of First Menasha common stock will not know if they will receive any cash consideration when completing the Election Form. Accordingly, all United States Holders of First Menasha common stock should complete and submit the IRS Form W-9 included on the Election Form.

Certain holders (including, among others, corporations and certain foreign holders) are exempt recipients not subject to these backup withholding requirements. See the IRS Form W-9 and the General Instructions to IRS Form W-9 included on the Election Form for more information. To avoid possible erroneous backup withholding, exempt United States Holders, while not required to file an IRS Form W-9, should complete and return the IRS Form W-9 included on the Election Form.

To prevent backup withholding, holders that are not United States Holders should (i) submit a properly completed IRS Form W-8BEN, W-8BEN-E or other applicable IRS Form W-8 to the Exchange Agent, certifying under penalties of perjury to the holder’s foreign status or (ii) otherwise establish an exemption. IRS Forms W-8BEN, W-8BEN-E or other applicable forms may be obtained from the Exchange Agent or the IRS website at www.irs.gov.

As used herein, the term “United States Holder” means a beneficial owner of First Menasha common stock who or that is, for United States federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a partnership, corporation, company, or association created or organized in the United States or under the laws of the United States (including any entity or arrangement treated as one of the foregoing for United States federal income tax purposes), (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust, (x) the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States Holders have the authority to control all substantial decisions, or (y) that has a valid election in effect under U.S. Treasury Regulations to be treated as a United States Holder.

Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is properly furnished to the IRS in a timely manner.

You should consult your tax advisor to determine whether you are exempt from these backup withholding and reporting requirements and to determine which form should be used to avoid backup withholding.

19. What are the United States federal income tax consequences of the Merger to me as a First Menasha shareholder?

In the event the merger consideration becomes payable, Nicolet and First Menasha expect the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, for United States federal income tax purposes. If the Merger so qualifies, First Menasha shareholders generally will not recognize gain or loss on the exchange of First Menasha common stock solely for Nicolet shares, if any, received in the Merger, and their basis in and holding periods for their First Menasha common stock will generally carry over to the Nicolet common stock received in the Merger. First Menasha shareholders exchanging First Menasha common stock solely for cash in the Merger generally will recognize gain or loss in an amount equal to the difference between the amount of cash received and the First Menasha shareholder’s aggregate tax basis in its First Menasha common stock surrendered in exchange thereof. First Menasha shareholders exchanging First Menasha common stock for a combination of Nicolet common stock and cash, in the event the merger consideration becomes payable, generally will recognize gain (but not loss) or, in certain circumstances, dividend income, in an amount equal to the lesser of  (i) the amount of cash received in the Merger and (ii) the excess, if any, of  (a) the sum of the amount of cash and the fair market value of shares of Nicolet common stock received in the Merger over (b) the First Menasha shareholder’s aggregate tax basis in the First Menasha common stock surrendered in exchange for Nicolet common stock.

For more information regarding the United States federal income tax consequences, see the Proxy Statement-Prospectus. Before making your election, you should read carefully the Proxy Statement-Prospectus and consult with your tax advisor regarding the tax consequences of the Merger to you, including the effects of United States federal, state, local and non-United States tax laws.

20. Are there any fees associated with the exchange of my shares of First Menasha common stock?

There are no fees associated with the exchange, unless you need to replace a missing First Menasha stock certificate or you are required to pay certain transfer taxes. It will be a condition to the issuance of any check or shares of Nicolet common stock in any name(s) other than the name(s) in which the shares of First Menasha common stock is (are) registered that the person(s) requesting the issuance of such check or shares of Nicolet common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

21. What if the Merger is not consummated?

Consummation of the Merger is subject to the required approval by First Menasha’s shareholders of the merger consideration proposal, to the receipt of all required regulatory approvals and to the satisfaction of certain other conditions. No payments related to any surrender of stock certificate(s) will be made prior to the consummation of the Merger, and no payments will be made to First Menasha shareholders if the Merger Agreement is terminated for any reason. If the Merger Agreement is terminated, all elections will be void and of no effect and the stock certificate(s) submitted to the Exchange Agent will be returned as soon as practicable to the persons submitting them.

22. Can I elect to have a portion of my shares exchanged under different election options?

Yes. If you would like to receive a combination of cash and Nicolet common stock, write in the number of shares of First Menasha common stock for which you would like to receive Nicolet common stock; the remaining shares will be considered to have elected to receive the cash consideration.

23. How will I know when the transaction is completed?

Nicolet will issue a press release announcing completion of the transaction if and when it is completed. You can obtain this information at the SEC’s website (www.sec.gov), at Nicolet’s website (www.nicoletbank.com) or by calling Michael Boettcher at (920) 729-6944 .

24. Who do I call if I have additional questions?

If you have any questions regarding the election materials, please contact Michael Boettcher at (920) 729-6944 .

INSTRUCTIONS

A. Special Conditions

1. Time in which to Make an Election. To be effective, a properly completed Election Form and Letter of Transmittal (an “Election Form”) must be received by Computershare, the Exchange Agent, by the election deadline, which is 5:00 p.m. Eastern Time on April 21, 2017, the fifth business day prior to the completion of the Merger, unless extended (as it may be so extended, the “Election Deadline”). If the Election Deadline is extended, First Menasha and Nicolet will announce, by press release, the rescheduled Election Deadline. Holders of shares of First Menasha common stock who hold such shares in certificated form must also include with their completed Election Form the certificate(s) representing all their shares of First Menasha common stock to which the Election Form relates. Holders of shares of First Menasha common stock who hold such shares in electronic, book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form. No stop transfer instructions may be outstanding against any of the shares subject to such certificate(s) or confirmation of book-entry transfer. Shares of First Menasha common stock for which the holders thereof fail to properly and timely make an election as provided in the preceding sentences or if such holders properly and timely revoke a prior election will be considered Non-Election Shares. See Instruction A.7 below.

2. Certificates and Shares held by the Exchange Agent. The Election Form will indicate the number of shares you hold either in certificated form or in electronic, book-entry form.

3. Election Options. On page 2 of the Election Form, under “Election Options,” indicate whether you would like to receive, in exchange for your shares of First Menasha common stock in the event the merger consideration (as defined below) becomes payable, (a) only shares of Nicolet common stock, (b) only cash, or (c) a combination of Nicolet common stock and cash. Alternatively, you may indicate “No Election.” If you would like to receive a combination of cash and Nicolet common stock, write in the number of shares for which you would like to receive Nicolet common stock; the remaining shares will be considered to have elected to receive cash consideration. Mark only one box. The Merger Agreement limits the amount of cash and the amount of Nicolet common stock that can be issued in the Merger, and it thus may not be possible for all elections to be honored in full or at all. Such cash and stock issuances are also subject to the approval by First Menasha shareholders of the proposal to adopt the Merger Agreement, pursuant to which First Menasha shareholders would be entitled to receive, at the holder's election, $131.50 in cash or 3.411 shares (the “exchange ratio”) of Nicolet common stock in exchange for each share of First Menasha common stock (the “merger consideration”), which will result, in those circumstances and subject to those conditions, in First Menasha merging with and into Nicolet (the “merger consideration proposal”).

The exchange ratio may fluctuate under certain circumstances in accordance with the Merger Agreement, and the adjustment, if any, to the exchange ratio will not be determinable prior to the Election Deadline. Accordingly, you should consider the potential impact of an adjustment to the exchange ratio when making your election.

4. Change or Revocation of Election. A holder of shares of First Menasha common stock who has made an election may, at any time prior to the Election Deadline, change or revoke such election. You may change your election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline. Such notice must specify the person in whose name the election to be revoked has been submitted, the name of the registered holder thereof and the numbers shown on the certificate(s) or book-entry transfer representing the shares subject to the election being revoked. In the event that an Election Form is revoked, the shares of First Menasha common stock as to which an election was made in such Election Form will be treated as shares in respect of which no election has been made, except to the extent a subsequent election is properly made by the holder of such shares and actually received by the Exchange Agent prior to the Election Deadline.

If you revoke your election, you may subsequently submit a new election prior to the Election Deadline for shares you own as of the date of submission of such new Election Form. Such Election Form must be received by the Exchange Agent prior to the Election Deadline and must otherwise comply with, and will be subject to the terms and conditions of, the Election Form (except for in relation to the delivery of previously-delivered certificate(s) or confirmation of delivery of shares in book-entry form representing surrendered First Menasha shares or a previously-delivered Notice of Guaranteed Delivery provided in accordance with Instruction B.6). You cannot revoke or change your election after the Election Deadline.

If you own your shares of record (and not through a bank, broker or other nominee), you may not be able to trade your shares after an election has been validly made, unless and until you revoke your election.

5. Joint Forms of Election. Holders of shares of First Menasha common stock who make a joint election will be considered to be a single holder of such shares. Joint Election Forms may be submitted only by persons submitting certificates registered in different forms of the same name (e.g., “John Smith” on one certificate and “J. Smith” on another) and by persons who may be considered to own each other’s shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If the Election Form is submitted as a Joint Election Form, each record holder of shares of First Menasha common stock covered thereby must properly sign the Election Form in accordance with Instruction B.1, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a Joint Election Form are eligible to do so.

6. Forms of Election Nominees. Any record holder of shares of First Menasha common stock who is a nominee may submit one or more Election Forms, indicating on the form or forms a combination of elections covering up to the aggregate number of shares of First Menasha common stock owned by such record holder. However, upon the request of Nicolet, any such record holder will be required to certify to the satisfaction of Nicolet that such record holder holds such shares of First Menasha common stock as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form is so submitted will be treated as a separate shareholder of First Menasha for purposes of allocation of Nicolet common stock and cash payments to be issued upon consummation of the Merger.

7. Shares as to Which No Election is Made. The following shares of First Menasha common stock will be considered “Non-Election Shares”: (a) shares for which the “No Election” box on the Election Form is selected, (b) shares for which a properly completed Election Form (together with any certificate(s), confirmation of book entry shares or Notice of Guaranteed Delivery representing such shares) is not submitted in accordance with these instructions and actually received by the Exchange Agent by the Election Deadline, (c) shares for which a properly completed Election Form, together with a Notice of Guaranteed Delivery, is timely received but the stock certificate representing such shares is not received by the Exchange Agent by 5:00 p.m., Eastern Time, on the third trading day after the Election Deadline, or (d) shares for which a previously submitted Election Form is revoked and a properly completed Election Form is not thereafter submitted and actually received by the Exchange Agent prior to the Election Deadline. In the event the merger consideration becomes payable, Non-Election Shares will be exchanged for merger consideration as set forth in the Merger Agreement. In the event the merger consideration becomes payable and proration is necessary due to oversubscription of the cash consideration or stock consideration, the Non-Election Shares will be deprioritized over the shares for which an election has been properly and timely returned.

8. Method of Delivery. Your election materials may be sent to the Exchange Agent at one of the addresses provided below. Please ensure sufficient time so that the election materials are actually received by the Exchange Agent on or prior to the Election Deadline. You are solely responsible for delivery of the election materials and any other documents required hereby to the Exchange Agent. Delivery of the election materials to an address other than as set forth below will NOT constitute a valid delivery to the Exchange Agent.

If delivering by first-class mail:	If delivering by certified mail, overnight mail or courier:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions	Computershare Trust Company, N.A. c/o Voluntary Corporation Actions
P.O. Box 43011	Suite V
Providence, RI 02940-3011	250 Royall Street
Canton, MA 02021

Do not send your election materials to Nicolet or First Menasha, because they will not be forwarded to the Exchange Agent, and your election will be invalid. The method of delivery is at the option and risk of the electing shareholder. Registered mail, appropriately insured, with return receipt requested, is suggested. Delivery shall be effected, and risk of loss will pass, only upon proper delivery of the certificate(s) to the Exchange Agent, and title shall pass only following the effectiveness of the Merger.

B. General.

1. Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders of certificates for which a Joint Election Form is submitted) on the Election Form must correspond exactly with the name(s) as written on the face of the certificate(s) or book-entry account unless the shares of First Menasha common stock described on this Election Form have been assigned by the registered holder(s), in which event the Election Form must be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s) or book-entry account. If the Election Form is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on the Election Form must be guaranteed by an Eligible Institution (as defined in Instruction B.8 below). If the Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with the Election Form. The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered National Securities Exchange or of the FINRA or is a commercial bank or trust company in the United States.

2. Special Payment and Issuance Instructions. If checks are to be payable or shares of Nicolet common stock are to be issued to the order of or registered in other than exactly the name(s) that appears(s) on the Election Form, the signature(s) on the Election Form must be guaranteed by an Eligible Institution (defined in Instruction B.8 below), and any certificate(s) representing such shares must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) must also be guaranteed by an Eligible Institution (defined in Instruction B.8 below). Please also complete the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form.

3. Stock Transfer Taxes. It will be a condition to the issuance of any check or shares of Nicolet common stock in any name(s) other than the name(s) in which the shares of First Menasha common stock is (are) registered that the person(s) requesting the issuance of such check or shares of Nicolet common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

4. Internal Revenue Service Forms. Under United States federal income tax law, each United States holder of First Menasha common stock receiving merger consideration is required to provide a correct Taxpayer Identification Number on Internal Revenue Service (“IRS”) Form W-9, and to indicate whether such shareholder is subject to backup withholding. Each non-United States holder of First Menasha common stock should provide a properly executed applicable IRS Form W-8. Please see “IMPORTANT TAX INFORMATION—Internal Revenue Service Forms,” below for more information.

5. Special Delivery Instructions. If checks or certificates representing shares of Nicolet common stock are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing on the Election Form, please complete the Special Delivery Instructions box located on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form.

6. Notice of Guaranteed Delivery. In order for an election to be effective, the Exchange Agent must receive a properly completed Election Form, accompanied by stock certificate(s) or confirmation of delivery in book-entry form (unless delivery of such certificate(s) is guaranteed as described below) representing the shares of First Menasha common stock in exchange for which you are electing to receive shares of Nicolet common stock or cash in the Merger and which are currently held by you no later than the Election Deadline. Persons to whom share certificate(s) or confirmations of delivery of shares in book-entry form are not immediately available also may make an election by completing the Election Form and submitting it to the Exchange Agent by the Election Deadline, and by having the Notice of Guaranteed Delivery properly completed and duly executed by an Eligible Institution (subject to the condition that the stock certificate(s) or confirmation of book-entry delivery, the delivery of which is guaranteed by such completion and due execution, are in fact delivered to the Exchange Agent no later than 5:00 p.m. Eastern Time on the third business day after the Election Deadline (the “Guaranteed Delivery Deadline”)). Stock certificate(s) or shares delivered in book-entry form that are received after the Guaranteed Delivery Deadline will be considered to be Non-Election Shares.

7. Lost Certificate. If your certificate(s) representing shares of First Menasha common stock has (have) been lost, stolen, mutilated or destroyed, contact First Menasha’s transfer agent, American Stock Transfer & Trust Company, at (800) 937-5449 prior to submitting the Election Form. You will be required to complete certain additional documentation and file it with the Exchange Agent. An Election Form and related documents cannot be processed until the procedures for replacing lost, stolen, mutilated or destroyed certificates have been followed.

8. Guarantee of Signatures. No signature guarantee is required on this Election Form if (a)(i) the Election Form is signed by the registered holder(s) (including any participant in the book-entry transfer facility’s systems whose name appears on a security position listing as the owner of such shares) of shares surrendered with this Election Form and (ii) such registered holder has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment and Issuance Instructions” on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form; or (b) such shares are surrendered for the account of a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”). In all other cases, all signatures must be guaranteed by an Eligible Institution.

9. Book-Entry Shares. Your shares of First Menasha common stock that have been issued through First Menasha’s direct registration service program, an electronic, book-entry system that records stock ownership in place of traditional stock certificates, still require you to complete the Election Form should you wish to participate in the election.

10. Shares held by a Bank, Broker or other Nominee. If your shares are held by a bank, broker or other nominee, you will need to make your election through that broker, bank or other nominee. You should promptly contact such bank, broker or other nominee and follow their instructions as to the procedures and timing for making elections and exchanging your shares of First Menasha common stock. Note that these instructions may require that you deliver all documentation to that broker, bank or other nominee several days in advance of the Election Deadline.

* * *

IMPORTANT TAX INFORMATION

Internal Revenue Service Forms

Under United States federal income tax law, United States Holders (as defined below) of First Menasha common stock who are receiving any cash consideration in connection with the Merger are required to provide their current Taxpayer Identification Number (“TIN”). If such holder is an individual, the TIN is his or her social security number. If the holder does not provide the correct TIN or an adequate basis for an exemption, the holder may be subject to a penalty imposed by the IRS, and any cash consideration such holder receives in the Merger may be subject to backup withholding at the applicable rate (currently 28%). If withholding results in an overpayment of taxes, a refund from the IRS may be obtained provided that the holder follows and complies with any required steps to obtain such refund. To prevent backup withholding, the holder is required to notify the Exchange Agent of his or her correct TIN by completing the IRS Form W-9 included on the Election Form and certifying under penalties of perjury that the TIN provided on the IRS Form W-9 is correct. Due to the merger consideration proration mechanism, as set forth in the Merger Agreement and Proxy Statement-Prospectus, holders of First Menasha common stock will not know if they will receive any cash consideration when completing the Election Form. Accordingly, all United States Holders of First Menasha common stock should complete and submit the IRS Form W-9 included on the Election Form.

Certain holders (including, among others, corporations and certain foreign holders) are exempt recipients not subject to these backup withholding requirements. See the IRS Form W-9 and the General Instructions to IRS Form W-9 included on the Election Form for more information. To avoid possible erroneous backup withholding, exempt United States Holders, while not required to file an IRS Form W-9, should complete and return the IRS Form W-9 included on the Election Form.

To prevent backup withholding, holders that are not United States Holders should (i) submit a properly completed IRS Form W-8BEN, W-8BEN-E, or other applicable IRS Form W-8 to the Exchange Agent, certifying under penalties of perjury to the holder’s foreign status or (ii) otherwise establish an exemption. IRS Forms W-8BEN, W-8BEN-E or other applicable Forms may be obtained from the Exchange Agent or the IRS website at www.irs.gov.

As used herein, the term “United States Holder” means a beneficial owner of First Menasha common stock who or that is, for United States federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a partnership, corporation, company, or association created or organized in the United States or under the laws of the United States (including any entity or arrangement treated as one of the foregoing for United States federal income tax purposes), (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust, (x) the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States Holder have the authority to control all substantial decisions, or (y) that has a valid election in effect under U.S. Treasury Regulations to be treated as a United States Holder.

As described in the Proxy Statement-Prospectus under the heading “UNITED STATES FEDERAL INCOME TAX CONSEQUENCES,” if the merger consideration becomes payable and you hold different blocks of First Menasha common stock that were acquired at different times and/or at different prices, your basis and holding period in such shares may be determined with reference to each block of First Menasha common stock. Such U.S. Shareholder should consult its individual tax advisor regarding the manner in which gain or loss should be determined.

THE TAX INFORMATION SET FORTH ABOVE IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSIDERATIONS TO SUCH HOLDER, INCLUDING THE APPLICABILITY OF UNITED STATES FEDERAL, STATE, OR LOCAL TAX LAWS OR NON-UNITED STATES TAX LAWS.

If you have additional questions, please contact Michael Boettcher at (920) 729-6944 .

NOTICE OF GUARANTEED DELIVERY

OF

SHARES OF COMMON STOCK OF FIRST MENASHA BANCSHARES, INC.

You have received an Election Form and Letter of Transmittal (the “Election Form”) pursuant to which you may make an election with respect to the type of merger consideration you would like to receive in connection with the Agreement and Plan of Merger, dated November 3, 2016 (as amended from time to time, the “Merger Agreement”), by and between Nicolet Bankshares, Inc. (“Nicolet”) and First Menasha Bancshares, Inc. (“First Menasha”), pursuant to which First Menasha will merge with and into Nicolet (the “Merger”), with Nicolet surviving the Merger.

This form, or one substantially similar hereto, must be submitted with a properly completed and duly executed Election Form in order to make a valid election if:

1.	The certificate(s) for the shares of common stock of First Menasha are not immediately available;

2.	Time will not permit the Election Form and other required documents, if any, to be delivered to the Exchange Agent on or before 5:00 p.m. Eastern Time on the fifth business day prior to the completion of the Merger (the “Election Deadline”); or

3.	The procedures for book-entry transfer cannot be completed on or before the Election Deadline.

This form and the Election Form must be received by the Exchange Agent before the Election Deadline, unless extended. If the Election Deadline is delayed, Nicolet and First Menasha will promptly announce such delay and, when determined, the rescheduled Election Deadline. First Menasha and Nicolet currently expect the Election Deadline to be 5 p.m. Eastern Time on April 21, 2017.

The Exchange Agent is:

Computershare Trust Company, N.A.

If delivering by first-class mail:	If delivering by certified mail, overnight mail or courier:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions	Computershare Trust Company, N.A. c/o Voluntary Corporation Actions
P.O. Box 43011	Suite V
Providence, RI 02940-3011	250 Royall Street
Canton, MA 02021

FACSIMILE: (617) 360-6810
CONFIRM: (781) 575-2332

Delivery of this form to an address other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures, if a signature on the Election Form is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Election Form.

If you have any questions regarding these materials, you should contact Michael Boettcher at (920) 729-6944 .